Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), effective as to each Purchaser as of the date such Purchaser executes the same (the “Execution Date”), is made by and among Zedge, Inc., a Delaware corporation with offices located at 1178 Broadway, Ste. 1450 (3rd Floor), New York, NY 10001 (the “Company”), and each of the investors listed on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has a sufficient number of authorized and unissued shares of its class B Common stock, par value $0.01 per share (the “Common Stock”) to satisfy its obligations under this Agreement.

C. Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that number of shares of Common Stock set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers (the shares to be purchased by all Purchasers, the “Common Shares”) at the purchase price per share for such Purchaser set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers, and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), representing the right to acquire, at an exercise price per share for such Purchaser set forth opposite such Purchaser’s name in column (6) on the Schedule of Purchasers that number of shares of Common Stock set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers (as exercised, collectively, the “Warrant Shares”).

D. The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and each Purchaser (severally and not jointly), intending to be legally bound, hereby agree as follows:

AGREEMENT

1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Purchase of Common Shares and Warrants . Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Common Shares, as is set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers, and (y) Warrants to acquire at least that number of Warrant Shares as is set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers. Subject only to the satisfaction of the conditions set forth in Section 6 below, each Purchaser’s obligation to pay such Purchaser’s Purchase Price (as defined below) and purchase the Common Shares to be purchased by such Purchaser shall be absolute and irrevocable, and shall be consummated no later than September 23, 2026.

(b) Closing. The closing (the “Closing”) of the purchase of the Common Shares and the Warrants by each Purchaser shall occur at 10:00 a.m., New York time, on the first (1st) Trading Day for the Common Stock on the Principal Market (as defined below) on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived with respect to such Purchaser (or such other date as is mutually agreed to by the Company and each Purchaser) (the “Closing Date”).

(c) Purchase Price. The aggregate purchase price for the Common Shares and the Warrants to be purchased by each Purchaser (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name in column (7) on the Schedule of Purchasers.

(d) Form of Payment. On the Closing Date for each Purchaser (which shall occur within fifteen (15) days following the Execution Date for such Purchaser), (A) such Purchaser shall deliver to the Company the amount set forth opposite such Purchaser’s name in column (7) on the Schedule of Purchasers by wire transfer of immediately available funds in accordance with the wire instructions provided by the Company and (B) the Company shall deliver to such Purchaser the Common Shares and related Warrants which such Purchaser is purchasing hereunder, such Warrants being duly executed on behalf of the Company and all such Securities registered in the name of such Purchaser.

2. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to only itself, as of the date hereof and as of the applicable Closing Date, that:

(a) Organization; Authority.

(i) If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) if such Purchaser is an individual, he or she has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b) No Public Sale or Distribution. Such Purchaser (i) is acquiring the Common Shares and the Warrants, and (ii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case, for his, her or its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The information provided by such Purchaser on the Purchaser questionnaire submitted to the Company is true and complete.

(d) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(e) Information.

(i) Such Purchaser and his, her or its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser in writing. Such Purchaser and his, her or its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(ii) Such Purchaser acknowledges that (A) the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to such Purchaser and that may be material to a decision to purchase the Securities (the “Information”), (B) such Purchaser has determined to purchase the Securities under the terms and conditions set forth in this Agreement notwithstanding its lack of knowledge of the Information and is not relying on such Information in its decision to purchase the Securities, and (C) the Company shall have no liability to such Purchaser, and such Purchaser waives and releases any claims that it might have against the Company, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Information in connection with this Agreement.

(f) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Purchaser understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Exercise of Warrants; Stockholder Approval. Such Purchaser understands that the Warrants shall not be exercisable until the date which is the later of: (i) the date which is six (6) months after the Closing Date; and (ii) the date such approval as may be required by the applicable rules and regulations of the NYSE American from the stockholders of the Company with respect to the issuance of the Warrants and the shares of Common Stock issuable upon the exercise thereof (“Stockholder Approval”) is obtained.

(i) Legends.

(i) Such Purchaser understands that the certificates or other instruments representing the Common Shares, the Warrants and the Warrant Shares, until such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Common Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(j) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(l) No Bad Actor Disqualification Event. Such Purchaser represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to such Purchaser or any of its Rule 506(d) Related Parties (if any), except a Disqualification Event as to which Rule 506(d)(2)(iii) applies. “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that, as of the Execution Date and as of the Closing Date:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company, or on the transactions contemplated hereby.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares and Warrants and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s board of directors, and except for the Stockholder Approval, no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Common Shares and the Warrants have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock the Warrant Shares issuable upon exercise of the Warrants. Subject to the Stockholder Approval, upon exercise of the Warrants and payment of the exercise price under the Warrants thereunder, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities to the Purchasers is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants, and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company, any capital stock of the Company or the bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) subject to the Stockholder Approval, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws and regulations) applicable to the Company.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (a “Governmental Authority”) or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for (ii) the filing of a Form D pursuant to Regulation D promulgated by the SEC under the 1933 Act, (ii) the filings required by applicable state “blue sky” securities laws, rules and regulations and (iii) the Stockholder Approval.

(f) No General Solicitation; Placement Agent. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(g) Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Incorporation, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or the Company’s Bylaws. The Company is not in violation of any material judgment, decree or order or any statute, ordinance, rule or regulation (each a “Legal Requirement”) applicable to the Company. The Company possesses all material certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(h) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(i) Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers or potential purchasers in connection with the sale of any Regulation D Securities.

(j) Disclosure. The periodic reports filed by the Company with the SEC during the twelve (12) months preceding the date hereof (the “SEC Filings”) were prepared in a good faith effort by the Company, comply in form with the requirements therefor, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

4. COVENANTS.

(a) Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts timely to satisfy each of the covenants below and the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Listing. The Company shall promptly secure the listing of the Common Shares on the NYSE American (subject to official notice of issuance) (or other primary exchange or quotation system on which the Common Stock shall be listed or quoted, the “Principal Market”).

(c) Corporate Existence. For not less than five (5) years following the date hereof, the Company shall maintain its corporate existence.

(d) Stockholder Approval. The Company shall use its reasonable best efforts to submit a proposal for the Stockholder Approval to its stockholders at the next annual or special meeting of its stockholders, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement. Each Purchaser covenants that if such Purchaser holds any shares of Common Stock as of the record date of such meeting, such Purchaser shall not vote such shares on the proposal for the Stockholder Approval at such meeting.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(i) Such Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Purchaser shall have delivered to the Company the Purchase Price for the Common Shares and Warrants being purchased by such Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

6. CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Purchaser each of the Transaction Documents and evidence of the issuance of the Securities being purchased by such Purchaser at the Closing pursuant to this Agreement.

(ii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities except for the approval of the stockholders of the Company related to the Warrants.

(iv) The Company shall have delivered to such Purchaser such other documents relating to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request.

7. TERMINATION.

In the event that the Closing shall not have occurred with respect to a Purchaser on or before twenty (20) days from the Execution Date due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above that are in such party’s control or are such party’s responsibility (and the non-responsible party’s failure to waive such unsatisfied condition(s)), the non-responsible party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an e-mail signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an e-mail signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser intended to be bound thereby.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Zedge, Inc.

1178 Broadway

Ste. 1450 (3rd Floor)

New York, NY 10001

Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Schwell Law Group LLP

37 W. 39th St.

Suite 505

New York, NY 10018

Attention: Dov Schwell

If to a Purchaser, to its address and email address set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers,

or to such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date, recipient e-mail and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. A Purchaser may assign some or all of its rights hereunder to a permitted transferee of Securities without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 7, the representations, warranties, agreements and covenants hereunder shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.

(m) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

** Signature Page Follows **

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	CEO
Date:	September 8, 2026

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

PURCHASERS:

/s/ Howard Jonas
Howard jonas
Date: September 10, 2026

Capital Atlantic Insurance Company Inc. Re:

David Colburn,
By:	Royal Bank of Canada (Channel Islands)
Limited as custodian

By:	/s/ Leon den Exter
Name:	Leon den Exter
Title:	Authorized Signatory
Date:	September 8, 2026

/s/ Elliot Gibber
elliot gibber
Date: September 10, 2026

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Purchaser	Address and E-mail	Number of Common Shares	Price Per Common Share	Number of Warrants	Exercise Price per Share	Purchase Price

Howard Jonas	2535 N Delaware Dr Easton, PA 18040 Howard Jonas howardjonaspersonal@gmail.com	2,218,430	$2.93	1,996,587	$3.22	$6,500,000
Capital Atlantic Insurance Company Inc. Re: David Colburn, with ‘Royal Bank of Canada (Channel Islands) Limited’ as custodian		176,174	$2.98	158,557	$3.28	$525,000
Elliot Gibber		221,843	$2.93	199,659	$3.22	$650,000
Total		2,616,447		2,354,803		$7,675,000